UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

INTERSIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road, Suite 1 Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 408-432-8888

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 27, 2010, Intersil Corporation, a Delaware corporation (“Intersil”), completed its acquisition of all of the outstanding shares of Common Stock, par value $0.001 per share (“Techwell Common Stock”), and the associated preferred stock purchase rights (the “Company Rights” and together with the Techwell Common Stock, the “Shares”) of Techwell, Inc., a Delaware corporation (“Techwell”), in accordance with an Agreement and Plan of Merger (the “Merger Agreement”), entered into March 22, 2010, by and among Intersil, Navajo Merger Sub, Inc., a Delaware corporation (the “Purchaser”) and an indirect wholly owned subsidiary of Intersil and Techwell.

The acquisition of the Shares was structured as a two-step transaction, consisting of a tender offer by the Purchaser for the Shares at a price of $18.50 per Share (the “Offer Price”), without interest thereon and less any applicable withholding or stock transfer taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 30, 2010, and in the related Letter of Transmittal, each, as amended and supplemented from time to time, filed by Intersil and the Purchaser with the Securities and Exchange Commission on March 30, 2010 (the “Offer”), followed by the merger of the Purchaser with and into Techwell, with Techwell surviving as an indirect, wholly owned subsidiary of Intersil (the “Merger”).

The Offer expired at 12:00 midnight, New York City time, on Monday, April 26, 2010. Based upon information provided by the depositary for the Offer, approximately 20,517,181Shares (including approximately 1,590,570 Shares subject to guarantees of delivery) were validly tendered and not properly withdrawn prior to the expiration of the Offer, representing approximately 81.53% of the Shares, calculated on a fully diluted basis, as that term is defined in the Merger Agreement. On April 27, 2010, the Purchaser accepted for payment all validly tendered and not properly withdrawn Shares (including Shares tendered to the depositary pursuant to the Offer’s guaranteed delivery procedures) and will promptly make payment for such Shares in accordance with the terms and conditions of the Offer and applicable law. On April 27, 2010, Intersil issued a press release announcing the successful completion of the Offer, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Following the Purchaser’s acceptance for payment of all validly tendered and not properly withdrawn Shares on April 27, 2010, the Purchaser exercised its option (the “Top-Up Option”) to purchase directly from Techwell an additional number of Shares sufficient (when combined with the Shares purchased by the Purchaser in the Offer) to give the Purchaser ownership of at least one Share more than 90% of the outstanding Shares at a price of $18.50 per Share, pursuant to the terms of the Merger Agreement. The Purchaser purchased an aggregate of 27,607,170 Shares pursuant to the exercise of the Top-Up Option.

Following the Purchaser’s exercise of the Top-Up Option, pursuant to the terms of the Merger Agreement, the Purchaser merged with and into Techwell in accordance with the provisions of Delaware law that authorize the completion of the Merger as a “short form” merger without a vote or meeting of the stockholders of Techwell, other than the Purchaser. In the Merger, each Share not purchased in the Offer and outstanding at the effective time of the Merger (other than Shares held (i) in the treasury of Techwell or by Techwell’s subsidiaries or Intersil, the Purchaser, or any other direct or indirect wholly owned subsidiary of Intersil, which Shares shall be canceled and shall cease to exist or (ii) by stockholders who validly exercise appraisal rights under Delaware law with respect to such Shares) was converted into the right to receive in cash the Offer Price, without interest thereon and less applicable withholding or stock transfer taxes. Following the Merger, Techwell became an indirect, wholly owned subsidiary of Intersil. The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which is referenced as Exhibit 2.1 hereto, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated March 22, 2010, by and among Intersil Corporation, Navajo Merger Sub, Inc., and Techwell, Inc. (incorporated by reference to Exhibit 2.1 to Intersil Corporation’s Current Report on Form 8-K filed on March 22, 2010).
99.1	Press Release, issued by Intersil Corporation, dated April 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 27, 2010	INTERSIL CORPORATION
(Registrant)

	By:	/s/ THOMAS C. TOKOS
Sr. Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated March 22, 2010, by and among Intersil Corporation, Navajo Merger Sub, Inc., and Techwell, Inc. (incorporated by reference to Exhibit 2.1 to Intersil Corporation’s Current Report on Form 8-K filed on March 22, 2010).

99.1	Press Release, issued by Intersil Corporation, dated April 27, 2010.